UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________
FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2013
_____________________
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (858) 404-8800
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 10, 2013, PriceSmart, Inc. issued a press release regarding the results of operations for the third quarter of fiscal year 2013 and its sales for the month of June. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated July 10, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2013	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated July 10, 2013.

PriceSmart Announces Third Quarter Results of Operations
and June Sales

San Diego, CA (July 10, 2013) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the third quarter of fiscal year 2013 which ended on May 31, 2013.

For the third quarter of fiscal year 2013, net warehouse club sales increased 12.3% to $555.8 million from $494.7 million in the third quarter of fiscal year 2012. Total revenues for the third quarter of fiscal year 2013 were $571.7 million compared to $505.3 million in the comparable period of the prior year. The Company had 31 warehouse clubs in operation as of May 2013 compared to 29 warehouse clubs in operation as of May 2012.

The Company recorded operating income during the quarter of $28.7 million, as compared to operating income of $25.4 million in the prior year. Net income was $18.5 million, or $0.61 per diluted share, in the third quarter of fiscal year 2013 as compared to $15.7 million, or $0.52 per diluted share, in the third quarter of fiscal year 2012.

For the first nine months of fiscal year 2013, net warehouse club sales increased 11.4% to $1,671.3 million from $1,500.6 million in the first nine months of fiscal year 2012. Total revenues for the first nine months of the fiscal year 2013 increased 12.0% to $1,714.4 million from $1,531.2 million in the same period of the prior year. For the first nine months of fiscal year 2013, the Company recorded operating income of $95.0 million and net income of $63.4 million, or $2.09 per diluted share. During the nine month period in fiscal year 2012, the Company recorded operating income of $80.0 million and net income of $49.9 million, or $1.66 per diluted share.

The Company also announced that for the month of June 2013, net warehouse club sales increased 14.2% to $186.9 million, from $163.7 million in June a year earlier. For the ten months ended June 30, 2013, net warehouse club sales increased 11.7% to $1,858.1 million, from $1,664.2 million for the ten months ended June 30, 2012. There were 31 warehouse clubs in operation at the end of June 2013 and 29 warehouse clubs in operation at the end of June 2012.

For the four weeks ended June 30, 2013, comparable warehouse sales for the 29 warehouse clubs open at least 13 1/2 full months increased 9.7%, compared to the same four-week period last year. For the forty-three week period ended June 30, 2013, comparable warehouse sales increased 9.0%, compared to the comparable forty-three week period a year ago.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Thursday, July 11, 2013, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (888) 455-2260 toll free, or (719) 457-2628 for international callers and entering participant code 9596291. A digital replay will be available through July 31, 2013, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering replay passcode 9596291.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 31 warehouse clubs in 12 countries and one U.S. territory (five in Costa Rica; four each in Panama and Trinidad; three each in Guatemala, the Dominican Republic and Colombia; two each in El Salvador, and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company's financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; future sales growth could be dependent upon the Company acquiring suitable sites for additional warehouse clubs; the Company faces difficulties in the shipment of, and risks inherent in the acquisition and importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; general economic conditions could adversely impact the Company's business in various respects; the Company is subject to changes in relationships and agreements with third parties with which the Company does business; a few of the Company's stockholders own nearly 29.7% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company's business; the Company is subject to volatility in foreign currency exchange rates; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; although the Company takes steps to continuously review, enhance, and implement improvements to its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2012, filed pursuant to the Securities Exchange Act of 1934 on October 30, 2012. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	May 31, 2013	August 31, 2012
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$92,408	$91,248
Short-term restricted cash	4,386	1,241
Receivables, net of allowance for doubtful accounts of $5 and $1 as of May 31, 2013 and August 31, 2012, respectively	3,352	3,361
Merchandise inventories	220,923	201,043
Deferred tax assets – current	6,265	5,619
Prepaid expenses and other current assets	22,853	19,067
Total current assets	350,187	321,579
Long-term restricted cash	34,576	36,505
Property and equipment, net	329,914	299,567
Goodwill	36,622	36,886
Deferred tax assets – long term	13,657	14,835
Other non-current assets (includes $987 as of May 31, 2013 for the fair value of derivative instruments)	19,431	18,781
Investment in unconsolidated affiliates	8,107	7,559
Total Assets	$792,494	$735,712
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$175,037	$173,198
Accrued salaries and benefits	16,267	14,729
Deferred membership income	16,568	13,747
Income taxes payable	7,208	8,193
Other accrued expenses	18,877	17,515
Dividends payable	9,065	—
Long-term debt, current portion	7,784	7,237
Deferred tax liability – current	188	122
Total current liabilities	250,994	234,741
Deferred tax liability – long-term	2,465	2,191
Long-term portion of deferred rent	4,423	4,336
Long-term income taxes payable, net of current portion	2,166	2,512
Long-term debt, net of current portion	68,068	71,422
Other long-term liabilities (includes $212 and $1,200 for the fair value of derivative instruments and $466 and $396 for the defined benefit plans as of May 31, 2013 and August 31, 2012, respectively)	678	1,596
Total liabilities	328,794	316,798
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,920,998 and 30,855,651 shares issued and 30,233,138 and 30,210,255 shares outstanding (net of treasury shares) as of May 31, 2013 and August 31, 2012, respectively	3	3
Additional paid-in capital	389,133	384,154
Tax benefit from stock-based compensation	7,951	6,680
Accumulated other comprehensive loss	(36,656)	(33,182)
Retained earnings	123,035	77,739
Less: treasury stock at cost; 687,860 and 645,426 as of May 31, 2013 and August 31, 2012, respectively	(19,766)	(16,480)
Total equity	463,700	418,914
Total Liabilities and Equity	$792,494	$735,712

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2013	2012	2013	2012
Revenues:
Net warehouse club sales	$555,815	$494,747	$1,671,269	$1,500,558
Export sales	6,224	2,768	15,620	8,476
Membership income	8,774	6,944	24,773	19,668
Other income	909	869	2,756	2,483
Total revenues	571,722	505,328	1,714,418	1,531,185
Operating expenses:
Cost of goods sold:
Net warehouse club	475,727	420,724	1,425,396	1,279,097
Export	5,907	2,622	14,728	8,075
Selling, general and administrative:
Warehouse club operations	49,421	45,540	143,476	133,193
General and administrative	11,404	10,940	34,450	30,559
Pre-opening expenses	525	94	1,409	255
Total operating expenses	542,984	479,920	1,619,459	1,451,179
Operating income	28,738	25,408	94,959	80,006
Other income (expense):
Interest income	338	279	1,078	668
Interest expense	(427)	(1,344)	(2,951)	(3,915)
Other income (expense), net	(1,034)	(538)	(1,404)	(975)
Total other expense	(1,123)	(1,603)	(3,277)	(4,222)
Income from continuing operations before provision for income taxes and income (loss) of unconsolidated affiliates	27,615	23,805	91,682	75,784
Provision for income taxes	(9,082)	(8,078)	(28,254)	(25,854)
Income (loss) of unconsolidated affiliates	6	(19)	(2)	(9)
Income from continuing operations	18,539	15,708	63,426	49,921
Income (loss) from discontinued operations, net of tax	—	(2)	—	(6)
Net income	$18,539	$15,706	$63,426	$49,915
Net income per share available for distribution:
Basic net income per share from continuing operations	$0.61	$0.52	$2.09	$1.66
Basic net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Basic net income per share	$0.61	$0.52	$2.09	$1.66
Diluted net income per share from continuing operations	$0.61	$0.52	$2.09	$1.66
Diluted net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Diluted net income per share	$0.61	$0.52	$2.09	$1.66
Shares used in per share computations:
Basic	29,683	29,584	29,634	29,543
Diluted	29,692	29,595	29,644	29,555
Dividends per share	$—	$—	$0.60	$0.60